                  [PMI NEWS RELEASE LETTERHEAD APPEARS HERE]


                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

                    THE PMI GROUP, INC. REPORTS RECORD THIRD
                  QUARTER AND NINE-MONTH NEW INSURANCE WRITTEN

     SAN FRANCISCO, OCTOBER 14, 1998 --- The PMI Group, Inc. (NYSE:PMA) announced today that new insurance written for its mortgage insurance subsidiary, PMI Mortgage Insurance Co. (PMI), increased 73 percent to $7.7 billion in the third quarter of 1998, compared to $4.5 billion a year ago. PMI also had record new insurance written for the first nine months of the year of $19.5 billion, compared to $11.1 billion in the first nine months of 1997.
Both insurance in force and primary risk in force grew to historic levels. Insurance in force grew by $1.3 billion for the quarter, a 1.6 percent increase from second quarter 1998, while risk in force grew by $0.8 billion, 2.6 percent during the quarter. Moreover, committed volume trends for the nine months ending September 30, 1998 remained strong at 74 percent over the same period a year ago.

     Operating earnings per share, excluding capital gains, were $1.43 for the third quarter of 1998, compared to $1.25 for the third quarter of 1997, an increase of 14 percent. Net income for the third quarter was $53.7 million or $1.73 per share, compared with $41.9 million or $1.26 per share for the third quarter of 1997. For the first nine months of 1998, net income totaled $146.3 million or $4.58 per share, compared to $133.4 million or $3.95 per share in the first nine months of 1997.

     "Our third quarter results with its record volume of new insurance written, continued growth in our insurance in force, and strong profits is a powerful affirmation of PMI's quality growth strategy," said W. Roger Haughton, chairman and chief executive officer of The PMI Group, Inc. and PMI. "The business we have written this year is high quality with low interest rates that we expect will generate solid earnings for the next several years. I believe PMI's strong market share performance in the first half of 1998, which exceeded our share of insurance in force, will persist for the rest of the year. A continuation of that trend should create growth in insurance in force in the fourth quarter, even with relatively high levels of refinance activity."

     "We continually review the impact of high levels of mortgage refinance activity on the company in the context of PMI's and the mortgage insurance industry's historical experience," Mr. Haughton continued. "Industry estimates for the size of 1999's mortgage market vary from $1.0 to $1.4 trillion, a relatively wide band. With a market in the higher end of the estimate range PMI believes it will have the opportunity to write a book of new insurance written that resembles the 1998 book, with low mortgage rates and sound credit quality. With a market in the lower range of estimates, PMI believes persistency should increase, which should provide an added impetus to insurance in force, and earnings growth."

     Total revenue growth for the third quarter was led by net premiums earned of $127.3 million, an increase of 8 percent over the third quarter of 1997, and net investment income of $20.7 million, compared to $21.4 million a year ago. Realized capital gains were $14.2 million for the third quarter, compared to $0.3 million for the prior year period, and other revenue was $5.1 million, compared to $1.9 million a year ago. Total revenues for the Company were $167.4 million in the third quarter, compared to $141.2 million for the prior year period.

     Another component of PMI's growth strategy, CMG, PMI's joint venture with CUNA Mutual, reported $1.77 billion new insurance written year-to-date, and insurance in force of $3.77 billion, a 59 percent increase since December 31, 1997. CMG has earned $4.17 million year-to-date. As of October 1, 1998 PMI has acquired an additional 5 percent of CMG Mortgage Insurance Company bringing our ownership stake to 50 percent.

     The Company repurchased 1,103,500 shares of its common stock during the third quarter of 1998 and completed the stock repurchase plan announced on November 19, 1997. As of September 30, 1998, the Company had 30,341,545 common shares outstanding.

     Reserves for the quarter increased $6.9 million to $208.7 million. The percentage of PMI's primary loans in default at September 30, 1998 was 2.20 percent, compared to 2.29 percent at September 30, 1997. Primary direct claims paid by PMI totaled $93.8 million through September 30, 1998, compared to $110.9 million as of September 30, 1997, led by a quarter over quarter decrease of 22 percent. PMI'S average claim size year-to-date was $23,795 compared to $26,521 FOR 1997. Direct claims paid for California were $46.9 million year-to-date in the third quarter, compared to $72.2 million a year ago, a decrease of 35 percent. Average claim size for California year-to-date was $27,288 compared to $30,437 for 1997.

     PMI's risk in force increased to $18.8 billion at September 30, 1998 from $18.0 billion at September 30, 1997. PMI's primary insurance in force was $78.9 billion at September 30, 1998, compared to $77.8 billion at September 30, 1997. Persistency, or the percentage of insurance remaining in force compared to one year prior, was 71.0 percent at September 30, 1998, compared with 82.5 percent at September 30, 1997.

     In order to assist our shareholders and stock analysts in their evaluation of our company, we have expanded our disclosure of financial and operating information with this earnings release. In our income statement we have replaced an expense line item, "Underwriting and other expenses" with two new expense line items, "Policy acquisition costs" and "Other operating expenses." In Other Statistical Information we have added two line items, "Direct primary claims paid number (year-to-date)" and "Average Claim Size." We have also added those same line items in the portion of Other Statistical Information that deals with PMI's California Portfolio. Finally we have added to Other Statistical Information a section that sets forth an Analysis of Deferred Acquisition Costs for the quarter and the first nine months of 1998 with comparative information for the same time periods in 1997. A chart that shows the relationship between PMI's persistency rate, the size of the mortgage origination market and the percentage of refinance mortgages in the market is available upon request.

     The PMI Group, Inc. is headquartered in San Francisco and through its subsidiary, PMI, is the third largest private mortgage insurer in the United States based on 1997 year-end insurance in force. In addition to private mortgage insurance, The PMI Group, Inc., through its subsidiaries, is a leader in risk management technology, and provides various products and services for the home mortgage finance industry, as well as title insurance. This release can be accessed through the World Wide Web at www.pmigroup.com or a copy can be obtained by dialing (800) 758-5804, entering The PMI Group, Inc. company code no. 706963 when prompted, and following the automated prompts.

     The statements in this press release relating to 1998 or 1999 (or assumptions underlying such matters) that are not historical facts, and that relate to future plans, events or performance, or are preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates", or similar expressions, including, without limitation (i) statements relating to low interest rates and the quality of 1998 business and how such business is expected to generate solid earnings for the next several years; (ii) statements relating to market share performance for the remainder of 1998 and 1999, (iii) statements relating to growth in insurance in force for the remainder of 1998 and 1999; (iv) statements relating to levels of persistency and new insurance written for the remainder of 1998 and 1999, and (v) statements relating to levels of insurance in force and risk in force for the remainder of 1998 and 1999 are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks or uncertainties including, but not limited to, the factors listed below that could cause the Company's actual results to differ materially from those expressed. A number of factors affecting PMI and the mortgage industry in general could cause claims on policies issued by PMI to increase and this could materially adversely affect The PMI Group's financial condition and results of operations. The management of The PMI Group believes that the loss experience of PMI could be materially and adversely affected by economic recessions, declining housing values, higher unemployment rates, deteriorating borrower credit, rising interest rates, legislation impacting borrower's rights or a combination of such factors, which might have nationwide impact or a disproportionate impact on regional economic conditions and demand for housing generally. In addition, contract underwriting is now the principal means by which the Company sells mortgage insurance and is subject to numerous risks and uncertainties, including availability of qualified personnel, price competition, and timely development of computer systems needed to process the increased volume of contract underwriting activity. The inability of the Company to remain competitive in providing contract underwriting may materially and adversely impact the Company's results of operations and financial condition. A decrease in persistency, resulting from policy cancellations of older books of business affected by refinancings (which are affected, among other things by decreases in interest rates), may materially and adversely impact the level or rate of growth of insurance in force or risk in force and consequently have similar impacts on the Company's results of operations and financial condition. Changes in legislation which affects the ability of the Federal National Mortgage Association ("Fannie Mae") or the Federal Home Loan Mortgage Corporation ("Freddie Mac") to offer a substitute for mortgage insurance, including self-insurance and alternative forms of credit support, or for the Federal Housing Administration ("FHA") or the

Veterans Administration ("VA") to increase statutory lending limits or other expansion eligibility for the FHA and VA would likely have an adverse effect on the competitive position of PMI and consequently could materially and adversely affect the Company's financial condition and results of operations. Finally, other factors that may materially and adversely impact the Company's results of operations and financial condition include the size of the mortgage origination market, mortgage insurance industry volumes of new business, greater than anticipated policy cancellations or lower than projected persistency resulting in declines in insurance in force, the failure of mortgage insurance commitments to convert into new insurance written, the impact of competitive underwriting criteria and products including pool insurance and risk sharing structured transactions, regulatory responses to the Company's product offerings, changes in the performance of financial markets, the demand for and the acceptance of the Company's products, decreased profit margin on the Company's products, the impact of expanded financial remedies provided to contract underwriting customers, changes in government regulations or interpretations regarding the Real Estate Settlement Procedures Act, changes in statutory charters, regulations and coverage requirements of the government sponsored enterprises, banks and savings institutions, customer consolidation and other risk factors listed from time to time in the Company's Securities and Exchange Commission filings.

                      THE PMI GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                 THREE MONTHS ENDED          NINE MONTHS ENDED
                                                    SEPTEMBER 30,              SEPTEMBER 30,
                                               -----------------------    ------------------------
                                                 1998          1997          1998          1997
                                               ---------     ---------    ----------     ---------
                                                      (In thousands, except per share data)


Net premiums written .....................      $129,300      $115,337      $352,076      $316,817
                                                ========      ========      ========      ========

REVENUES

   Premiums earned .......................      $127,300      $117,544      $362,473      $335,541
   Investment income, net ................        20,736        21,434        63,452        62,181
   Realized gains, net ...................        14,243           292        24,434        19,106
   Other income ..........................         5,130         1,934        15,153         4,831
                                                --------      --------      --------      --------

              TOTAL REVENUES .............       167,409       141,204       465,512       421,659
                                                --------      --------      --------      --------

LOSSES AND EXPENSES

   Losses and loss adjustment expenses ...        34,329        39,512       103,004       113,262
   Policy acquisition costs ..............        15,564        11,303        40,582        29,683
   Other operating expenses ..............        37,446        30,216       104,924        82,210
   Interest expense ......................         1,756         1,693         5,259         5,068
   Distributions on capital securities (1)         2,077         2,078         6,234         5,542
                                                --------      --------      --------      --------

              TOTAL LOSSES AND EXPENSES ..        91,172        84,802       260,003       235,765
                                                --------      --------      --------      --------

INCOME BEFORE INCOME TAXES ...............        76,237        56,402       205,509       185,894

INCOME TAX EXPENSE .......................        22,509        14,489        59,226        52,530
                                                --------      --------      --------      --------

NET INCOME ...............................      $ 53,728      $ 41,913      $146,283      $133,364
                                                ========      ========      ========      ========

WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING ...........................        31,034        33,299        31,910        33,783
                                                ========      ========      ========      ========

NET INCOME PER SHARE (2) .................      $   1.73      $   1.26      $   4.58      $   3.95
                                                ========      ========      ========      ========


                          CONSOLIDATED BALANCE SHEETS


                                                             SEPTEMBER 30,     DECEMBER 31,     SEPTEMBER 30,
                                                                1998              1997              1997
                                                             -------------     -------------    -------------

 ASSETS .................................................         (In thousands, except per share data)

 Investments (at market) ................................      $1,479,066      $1,490,601      $1,454,573
 Cash ...................................................           8,651          11,101           7,737
 Reinsurance recoverable and prepaid premiums ...........          36,803          31,676          28,306
 Deferred policy acquisition costs ......................          53,509          37,864          35,794
 Other assets ...........................................         131,088         115,361         122,431
                                                               ----------      ----------      ----------
               TOTAL ASSETS .............................      $1,709,117      $1,686,603      $1,648,841
                                                               ==========      ==========      ==========

 LIABILITIES

 Reserve for losses and loss adjustment expenses ........      $  208,663      $  202,387      $  199,798
 Unearned premiums ......................................          82,899          94,150          97,594
 Long-term debt .........................................         101,312          99,409          99,547
 Other liabilities ......................................         162,327         130,471         124,475
                                                               ----------      ----------      ----------

               TOTAL LIABILITIES ........................         555,201         526,417         521,414

REDEEMABLE PREFERRED CAPITAL SECURITIES (1) .............          99,032          99,006          99,022

 SHAREHOLDERS' EQUITY ...................................       1,054,884       1,061,180       1,028,405
                                                               ----------      ----------      ----------

               TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $1,709,117      $1,686,603      $1,648,841
                                                               ==========      ==========      ==========


 BOOK VALUE PER SHARE ...................................      $    34.77      $    32.69      $    31.38
                                                               ==========      ==========      ==========

                     THE PMI GROUP, INC. AND SUBSIDIARIES

                 MORTGAGE INSURANCE RESULTS OF OPERATIONS (3)

                                                 THREE MONTHS ENDED SEPTEMBER 30,      NINE MONTHS ENDED SEPTEMBER 30,
                                                 --------------------------------      -------------------------------
                                                   1998                    1997          1998                   1997
                                                 --------                --------      --------               --------
                                                                             (In thousands)

Net premiums written ..................          $107,096                $ 98,510      $295,522               $274,023
                                                 ========                ========      ========               ========

REVENUES
   Premiums earned ....................          $105,706                $100,717      $306,529               $292,747
   Investment income, net .............            18,463                  17,957        55,693                 53,481
   Realized gains, net ................            13,398                     287        23,488                 19,993
   Other income .......................                85                      45           140                    121
                                                 --------                --------      --------               --------

              TOTAL REVENUES ..........           137,652                 119,006       385,850                366,342
                                                 --------                --------      --------               --------

LOSSES AND EXPENSES
   Losses and loss adjustment expenses             34,221                  39,093       102,724                112,196
   Policy acquisition costs ...........            15,564                  11,303        40,582                 29,683
   Other operating expenses ...........            11,020                  10,899        36,224                 33,226
                                                 --------                --------      --------               --------

              TOTAL LOSSES AND EXPENSES            60,805                  61,295       179,530                175,105
                                                 --------                --------      --------               --------

INCOME BEFORE INCOME TAXES ............            76,847                  57,711       206,320                191,237

INCOME TAX EXPENSE ....................            22,577                  15,405        59,651                 54,417
                                                 --------                --------      --------               --------

NET INCOME ............................          $ 54,270                $ 42,306      $146,669               $136,820
                                                 ========                ========      ========               ========

EXPENSE RATIO .........................              24.8%                   22.5%         26.0%                  23.0%

LOSS RATIO ............................              32.4%                   38.8%         33.5%                  38.3%
                                                 --------                --------      --------               --------

COMBINED RATIO ........................              57.2%                   61.3%         59.5%                  61.3%
                                                 ========                ========      ========               ========


                                          TITLE INSURANCE RESULTS OF OPERATIONS

Net premiums written ..................          $ 21,587                $ 16,827      $ 55,937               $ 42,794
                                                 ========                ========      ========               ========

REVENUES
   Premiums earned ....................          $ 21,587                $ 16,827      $ 55,937               $ 42,794
   Investment income, net .............               391                     308         1,041                    885
   Other income .......................                 7                       6            23                     17
                                                 --------                --------      --------               --------

              TOTAL REVENUES ..........            21,985                  17,141        57,001                 43,696
                                                 --------                --------      --------               --------

LOSSES AND EXPENSES
   Losses and loss adjustment expenses                108                     419           280                  1,066
   Underwriting and other expenses ....            18,667                  14,610        49,168                 38,117
                                                 --------                --------      --------               --------

              TOTAL LOSSES AND EXPENSES            18,775                  15,029        49,448                 39,183
                                                 --------                --------      --------               --------

INCOME BEFORE INCOME TAXES ............             3,210                   2,112         7,553                  4,513

INCOME TAX EXPENSE ....................             1,194                     756         2,774                  1,577
                                                 --------                --------      --------               --------

NET INCOME ............................          $  2,016                $  1,356      $  4,779               $  2,936
                                                 ========                ========      ========               ========


EXPENSE RATIO .........................              86.5%                   86.8%         87.9%                  89.1%

LOSS RATIO ............................               0.5%                    2.5%          0.5%                   2.5%
                                                 --------                --------      --------               --------

COMBINED RATIO ........................              87.0%                   89.3%         88.4%                  91.6%
                                                 ========                ========      ========               ========

                     THE PMI GROUP, INC. AND SUBSIDIARIES

                       MORTGAGE INSURANCE OPERATIONS (3)

                         OTHER STATISTICAL INFORMATION

                                                    THREE MONTHS ENDED           NINE MONTHS ENDED
                                                       SEPTEMBER 30,               SEPTEMBER 30,
                                               --------------------------------------------------------
                                                  1998            1997           1998           1997
                                               ----------      ----------     ----------     ----------
New primary insurance
     written ("NIW") (in millions) .........    $   7,716      $   4,450      $  19,454      $  11,134
                                                =========      =========      =========      =========

New primary risk written (in millions)......    $   1,960      $   1,170      $   4,882      $   2,921
                                                =========      =========      =========      =========

New pool risk written (in millions) ........    $     201      $    --        $     369      $    --
                                                =========      =========      =========      =========

Product mix as a % of NIW:
   95% LTV's ...............................           39%            46%            37%            45%
   95% LTV's/30% coverage ..................           38%            43%            36%            43%
   90% LTV's/25% coverage ..................           40%            40%            41%            40%
   ARMs ....................................            3%            12%             4%            13%
   Monthlies ...............................           97%            98%            98%            97%
   Refinances ..............................           24%            11%            29%            12%
                                                =========      =========      =========      =========
Net premiums written (in thousands):
   Monthlies ...............................    $  77,143      $  60,729      $ 217,054      $ 171,995
   Annuals and singles .....................       38,273         41,557        102,843        116,623
   Refunds and ceded premiums ..............       (8,320)        (3,776)       (24,375)       (14,595)
                                                ---------      ---------      ---------      ---------

      Net premiums written .................    $ 107,096      $  98,510      $ 295,522      $ 274,023
                                                =========      =========      =========      =========

                                                              SEPTEMBER 30,     DECEMBER 31,     SEPTEMBER 30,
                                                                  1998              1997             1997
                                                              -------------     ------------     -------------
Direct primary insurance in force (in millions) .........         $ 78,887         $ 77,787          $ 77,826

Direct primary risk in force (in millions) ..............         $ 18,806         $ 18,092          $ 17,972

Direct pool risk in force (in millions) .................         $    369         $   --            $   --

Risk-to-capital ratio ...................................         15.2 to 1        14.6 to 1         15.1 to 1

Insured primary loans ...................................          701,982          698,831           699,347

Persistency .............................................             71.0%            80.8%             82.5%

Loans in default ........................................           15,455           16,638            16,029

Default rate ............................................             2.20%            2.38%             2.29%

Direct primary claims paid (year-to-date in millions)....         $   93.8         $  147.1          $  110.9

Direct primary claims paid number (year-to-date) ........            3,942            5,574             4,182

Average Claim Size ......................................         $ 23,795         $ 26,390          $ 26,518

                     THE PMI GROUP, INC. AND SUBSIDIARIES

                       MORTGAGE INSURANCE OPERATIONS(3)

                         OTHER STATISTICAL INFORMATION
                            (Dollars in thousands)


                                     SEPTEMBER 30, 1998              DECEMBER 31, 1997               SEPTEMBER 30, 1997
                                 ---------------------------     ---------------------------     ---------------------------
                                 LOANS IN       RESERVE FOR      LOANS IN        RESERVE FOR     LOANS IN        RESERVE FOR
                                 DEFAULT           LOSSES        DEFAULT           LOSSES        DEFAULT           LOSSES
                                 -------------  ------------     -------------  ------------     -------------  ------------
Primary insurance:
    New book (4) ..........          14,608        $193,171          15,554        $185,335          14,823        $182,573
    Old book (5) ..........             847           5,227           1,084           6,876           1,206           7,806
                                 -------------  ------------     -------------  ------------     -------------  ------------
        Total primary .....          15,455         198,398          16,638         192,211          16,029         190,379

Pool insurance ............             177        $  1,000            --              --              --              --

                                 -------------  ------------     -------------  ------------     -------------  ------------
        Total .............          15,632        $199,398          16,638        $192,211          16,029        $190,379
                                 =============  ============     =============  ============     =============  ============

Primary insurance:
    California ............           3,110        $ 72,621           3,987        $ 90,156           4,075        $ 94,675
    Other states ..........          12,345         125,777          12,651         102,055          11,954          95,704
                                 -------------  ------------     -------------  ------------     -------------  ------------
        Total .............          15,455        $198,398          16,638        $192,211          16,029        $190,379
                                 =============  ============     =============  ============     =============  ============

                                                             SEPTEMBER 30,             DECEMBER 31,            SEPTEMBER 30,
RESERVE FOR LOSSES AND LOSS                                      1998                     1997                    1997
    ADJUSTMENT EXPENSES:                                   ---------------          -----------------        ----------------
        Mortgage insurance operations ...........               $198,398                $192,211                $190,379
        Title insurance .........................                  9,265                  10,176                   9,419
                                                           ---------------          -----------------        ----------------
              Total reserve for losses ..........               $207,663                $202,387                $199,798
                                                           ===============          =================        ================

CALIFORNIA PORTFOLIO:
    Direct claims paid (year-to-date in millions)               $   46.9                $   94.8                $   73.2
    Direct claims paid as a percent of total ....                   49.8%                   64.4%                   66.0%
    Direct claims paid number (year-to-date) ....                  1,721                   3,131                   2,404
    Average claim size ..........................                 27,228                  30,283                  30,437

    Loans in default ............................                  3,110                   3,987                   4,075
    Loans in default as a percent of total ......                   20.1%                   24.0%                   25.4%

    Default rate ................................                   3.15%                   3.73%                   3.74%


(1) Company obligated mandatorily redeemable preferred capital securities of subsidiary trust holding solely junior subordinated deferrable interest debentures of the Company.

(2) Diluted earnings per share per Statement of Financial Accounting Standard No. 128, Earnings per Share.

(3) The Mortgage Insurance operations include the operating results of PMI Mortgage Insurance Co. ("PMI"), Residential Guaranty Co., PMI Mortgage Guaranty Co., and contract underwriting costs incurred by PMI Mortgage Services Co. ("MSC") in connection with mortgage insurance written for PMI. MSC provides contract underwriting services to lenders who are mortgage insurance customers of PMI.

(4) The new book consists of insurance written in the mortgage insurance operations since January 1, 1985.

(5) The old book consists of insurance written in the mortgage insurance operations prior to January 1, 1985.

(6) New pool risk as of September 30, 1998 includes $115 million of pool risk relating to the first and second quarters that was not previously reported in the second quarter figures.

Certain prior year amounts have been reclassified to conform to current year presentation.

                THE PMI GROUP, INC. AND SUBSIDIARIES ("TPG") AND
                     CMG MORTGAGE INSURANCE COMPANY ("CMG")

                     SUPPLEMENTAL COMBINED OPERATING RESULTS

                    FOR THE THREE MONTHS ENDED SEPTEMBER 30,

                                                            1998                                                   1997
                                            ------------------------------------------------------------      --------------
                                                                                           TPG AND CMG          TPG AND CMG
                                              INSURANCE              CMG                    COMBINED             COMBINED
                                              OPERATIONS         OPERATIONS (a)           OPERATIONS (b)         OPERATIONS
                                            --------------       --------------           --------------      --------------
                                                                             (In thousands)
Net premiums written .................        $ 107,096            $   4,612                $ 111,708            $ 101,191
                                            ==============       ==============           ==============      ==============

REVENUES
   Net premiums earned ...............        $ 105,706            $   4,308                $ 110,014            $ 103,190
   Investment income .................           18,463                  725                   19,188               18,461
   Realized gains ....................           13,398                   39                   13,437                1,619
   Other revenue .....................               85                    1                       86                   45
                                            --------------       --------------           --------------      --------------

             TOTAL REVENUES ..........          137,652                5,073                  142,725              123,315
                                            --------------       --------------           --------------      --------------

LOSSES AND EXPENSES

   Losses and loss adjustment expenses           34,221                  396                   34,617               37,841
   Underwriting and other expenses ...           26,584                2,262                   28,846               23,925
                                            --------------       --------------           --------------      --------------

             TOTAL LOSSES AND EXPENSES           60,805                2,658                   63,463               61,766
                                            --------------       --------------           --------------      --------------

INCOME BEFORE INCOME TAXES ...........           76,847                2,415                   79,262               61,549

INCOME TAX EXPENSE ...................           22,577                  774                   23,093               15,823
                                            --------------       --------------           --------------      --------------

NET INCOME ...........................        $  54,270                1,641                $  56,169            $  45,726
                                            ==============                                ==============      ==============

NON-TPG SHARE OF CMG NET INCOME (c) ..                                  (903)
                                                                 --------------

TPG SHARE OF CMG NET INCOME (c) ......                              $    738
                                                                 ==============

EXPENSE RATIO ........................             24.8%                49.0%                    25.8%                23.6%

LOSS RATIO ...........................             32.4%                 9.2%                    31.5%                36.7%
                                            --------------       --------------           --------------      --------------

COMBINED RATIO .......................             57.2%                58.2%                    57.3%                60.3%
                                            ==============       ==============           ==============      ==============

                TPG AND CMG COMBINED STATISTICAL INFORMATION (a)

                                                            SEPTEMBER 30,              DECEMBER 31,             SEPTEMBER 30,
                                                               1998                       1997                      1997
                                                         ------------------        ------------------        ------------------
Direct primary NIW (year-to-date in millions) .......       $   21,226                $   16,681                 $   12,057

Direct primary insurance in force (in millions) .....       $   82,657                $   80,164                 $   79,801

Direct primary risk in force (in millions) ..........       $   19,743                $   18,697                 $   18,474

Risk-to-capital ratio ...............................        15.2 to 1                 14.7 to 1                  15.1 to 1

Insured primary loans ...............................         736,514                   720,906                    717,815

Persistency .........................................            71.2%                     80.9%                      82.7%

Loans in default ....................................          16,029                    16,662                     16,042

Default rate ........................................            2.11%                     2.31%                      2.23%

Direct primary claims paid (year-to-date in millions)        $   94.1                  $  147.3                   $  111.1

Direct primary claims paid number (year-to-date) ....           3,954                  $  5,581                      4,187

Average Claims size .................................        $ 23,791                  $ 26,399                   $ 26,526

(a)      CMG amounts are included at 100%.

(b) Includes adjustments to eliminate income taxes related to CMG equity earnings. Accordingly, the TPG and CMG income tax expense and net income column amounts do not add together to total the combined column amounts.

                      THE PMI GROUP, INC. AND SUBSIDIARIES

                          MORTGAGE INSURANCE OPERATIONS

                       SUPPLEMENTAL FINANCIAL INFORMATION
                  ANALYSIS OF DEFERRED ACQUISITION COST ("DAC")
                            (Dollars in thousands)

                                         THREE MONTHS ENDED SEPTEMBER 30,            NINE MONTHS ENDED SEPTEMBER 30,
                                 -------------------------------------------------------------------------------------------
                                        1998                   1997                    1998                    1997
                                 -------------------    --------------------    --------------------    --------------------
Beginning DAC balance                      $ 47,966                $ 33,789                $ 37,864                $ 31,633

Less amortized to date                      (15,564)                (11,303)                (40,582)                (29,683)

Plus additional deferral                   $ 21,107                $ 13,308                $ 56,227                $ 33,844
                                 -------------------    --------------------    --------------------    --------------------

Ending DAC balance                         $ 53,509                $ 35,794                $ 53,509                $ 35,794
                                 ===================    ====================    ====================    ====================
                                                                                           $      -
----------------------------------------------------------------------------------------------------------------------------

New Insurance written (NIW)               7,716,658               4,450,336              19,453,516              11,133,625

EXPLANATION OF DEFERRED ACQUISITION COSTS
-----------------------------------------

The PMI Group, Inc. (PMI) defers certain costs related to the acquisition of primary mortgage insurance and amortizes these costs against related premium revenue, in order to match costs and revenues in accordance with Generally Accepted Accounting Principles (GAAP). These acquisition costs "vary with and are primarily related" to the acquisition of new business. Specific costs PMI defers include field underwriting, field sales, and national accounts. To the extent PMI's wholly owned subsidiary, PMI Mortgage Services Co. (MSC) is compensated by customers for contract underwriting, those underwriting costs are not deferred.

PMI's DAC methodology was consistently applied for almost 20 years, until the introduction of a monthly Premium Payment Policy ("monthlies"). This methodology would not give a result consistent with GAAP for monthlies, so a monthly methodology was developed. Under the monthly methodology, DAC is amortized by PMI on an accelerated basis over 24 months rather than the 6-8 year average policy life. PMI believes this amortization method is appropriately conservative, and was selected so that deferred costs will have been fully amortized prior to the peak claims paying period.

The DAC asset is affected by: (a) acquisition costs deferred in a period and (b) amortization of previously deferred costs in such period. In periods where there is growth in premiums (and therefore acquisition costs), the DAC asset will increase because the amount of acquisition costs being deferred exceeds the amount being amortized to expense.

Acquisition costs deferred by PMI over recent quarters have increased due to a combination of the increase in NIW plus the increased cost of acquiring business (i.e., contract underwriting).

                                                       Year to Date              Year-to-Date            Year-to-Date
                                                       September 30,               June 30,                March 31,
                                                  ----------------------    ---------------------   -----------------------
                                                     1998        1997          1998       1997        1998          1997
                                                  ----------  ----------    ---------   ---------   ---------     ---------
                                                                                (In thousands)
Net premiums written                              $ 352,076   $ 316,817     $222,776    $201,480    $105,761      $ 95,844
                                                  ==========  ==========    =========   =========   =========     =========

REVENUES
   Net premiums earned                            $ 362,473   $ 335,541     $235,173    $217,997    $116,846      $108,091
   Investment income                                 63,452      62,181       42,716      40,671      21,577        19,995
   Realized gains                                    24,434      19,106       10,191      18,814       7,965        18,268
   Other revenue                                     15,831       4,831       10,023       2,897       4,246         1,192
                                                  ----------  ----------    ---------   ---------   ---------     ---------

              Total revenues                        466,190     421,659      298,103     280,379     150,634       147,546
                                                  ----------  ----------    ---------   ---------   ---------     ---------

LOSSES AND EXPENSES
   Losses and loss adjustment expenses              103,004     113,262       68,675      73,750      38,087        39,515
   Underwriting and other expenses                  146,184     111,893       92,496      70,298      44,177        34,415
   Interest expense                                   5,259       5,068        3,503       3,375       1,706         1,688
   Minority interest (1)                              6,234       5,542        4,157       3,464       2,079         1,385
                                                  ----------  ----------    ---------   ---------   ---------     ---------

              Total losses and expenses             260,681     235,765      168,831     150,887      86,049        77,003
                                                  ----------  ----------    ---------   ---------   ---------     ---------

INCOME BEFORE INCOME TAXES                          205,509     185,894      129,272     129,492      64,585        70,543

INCOME TAX EXPENSE                                   59,226      52,530       36,717      38,041      18,817        21,371
                                                  ----------  ----------    ---------   ---------   ---------     ---------

NET INCOME                                        $ 146,283   $ 133,364     $ 92,555    $ 91,451    $ 45,768      $ 49,172
                                                  ==========  ==========    =========   =========   =========     =========


                                                     31,910      33,783
                                                  ==========  ==========
EXPENSE RATIO                                                                    1.9%        1.7%        2.0%          1.4%
                                                     $ 4.58   $    3.95
                                                  ==========  ==========
LOSS RATIO                                                                      29.2%       33.8%       32.6%         36.6%

COMBINED RATIO                                         31.1%       35.6%        34.6%       38.0%       27.6%         33.1%
                                                  ==========  ==========    =========   =========   =========     =========


                                                    Three Months Ended        Three Months Ended
                                                         June 30,                September 30,
                                                  ----------------------   -----------------------
                                                     1998        1997         1998         1997
                                                  ----------  ----------   ----------   ----------
                                                                     (In thousands)
Net premiums written                              $ 117,015   $ 105,636    $ 129,300    $ 115,337
                                                  ==========  ==========   ==========   ==========

REVENUES
   Net premiums earned                            $ 118,327   $ 109,906    $ 127,300    $ 117,544
   Investment income                                 21,139      20,676       20,736       21,510
   Realized gains                                     2,226         546       14,243          292
   Other revenue                                      5,777       1,705        5,808        1,934
                                                  ----------  ----------   ----------   ----------

              Total revenues                        147,469     132,833      168,087      141,280
                                                  ----------  ----------   ----------   ----------

LOSSES AND EXPENSES
   Losses and loss adjustment expenses               30,588      34,235       34,329       39,512
   Underwriting and other expenses                   48,319      35,883       53,688       41,595
   Interest expense                                   1,797       1,687        1,756        1,693
   Minority interest (1)                              2,078       2,079        2,077        2,078
                                                  ----------  ----------   ----------   ----------

              Total losses and expenses              82,782      73,884       91,850       84,878
                                                  ----------  ----------   ----------   ----------

INCOME BEFORE INCOME TAXES                           64,687      58,949       76,237       56,402

INCOME TAX EXPENSE                                   17,900      16,670       22,509       14,489
                                                  ----------  ----------   ----------   ----------

NET INCOME                                         $ 46,787    $ 42,279     $ 53,728     $ 41,913
                                                  ==========  ==========   ==========   ==========

EXPENSE RATIO                                           1.8%        2.0%         1.6%         1.8%

LOSS RATIO                                             25.9%       31.1%        27.0%        33.6%

COMBINED RATIO

Refinance Activity and PMI Persistency
1992-1998E

                                [Combined Bar chart/line chart apprears here]

                               1992           1993          1994          1995          1996           1997           1998 E
Total Originations         $ 893,700     $1,019,900     $ 768,700     $ 638,400     $ 785,300      $ 857,000       $1,440,000E
(in millions)
% Refinance                      48%            55%           32%           25%           29%            31%              50%
% Purchase                       52%            45%           68%           75%           71%            69%              50%
PMI Persistency                74.6%          70.0%         83.6%         86.4%         83.3%          80.8%            71.0%
Average Mortgage Rate          8.40%          7.33%         8.36%         7.96%         7.81%          7.60%            6.90%


                               1992           1993          1994          1995          1996           1997           1998 E
$ Refinance               $ 428,976      $ 560,945     $ 245,984     $ 159,600     $ 227,737      $ 265,670        $ 540,000
$ Purchase                $ 464,724      $ 458,955     $ 522,716     $ 478,800     $ 557,563      $ 591,330        $ 660,000


Notes: Average mortgage rates based on 30 year fixed rate mortgages. PMI persistency as of September 30, 1998.

Source: Average mortgage rates, total originations and refinance share, Mortgage Bankers Association.